UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 8, 2013

Lenco Mobile Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 First Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5343

100 South King Street, Seattle, Washington
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2013 and March 12, 2013, we entered into securities purchase agreements with accredited investors pursuant to which we agreed to sell an aggregate of 7,000 shares of newly created Series A1 Convertible Preferred Stock ("Series A1 Shares") at a purchase price of $100 per share. On March 12, 2013 and March 14, 2013 the sale transactions with the investors closed, as a result of which we received gross proceeds of $700,000 and issued 7,000 Series A1 Shares. The sale and issuance of the Series A1 Shares is in connection with a larger financing to raise funds for working capital. A copy of the form of Securities Purchase Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. A summary description of the terms of the Series A1 Convertible Preferred Stock is contained in Item 5.03 of this report. The information in this report does not constitute an offer of securities for sale.

Item 3.02	Unregistered Sales of Equity Securities.

The information reported under Items 1.01 and 5.03 of this report is incorporated by reference to this Item 3.02.

The Series A1 Shares were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 5.03 of this report is incorporated by reference to this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reduction of Authorized Shares of Series A Convertible Preferred Stock

On March 8. 2013, we amended our certificate of incorporation by filing a certificate of amendment to the certificate of designation for our Series A Convertible Preferred Stock, pursuant to which the total number of authorized shares of Series A Convertible Preferred Stock was reduced from 207,500 shares to 181,180 shares.

Creation of New Class of Series A1 Convertible Preferred Stock

On March 8, 2013, we also amended our certificate of incorporation by filing a certificate of designation setting forth the preferences, rights and limitations, and authorizing the issuance of, up to 60,000 shares of Series A1 Convertible Preferred Stock.

The following is a summary the preferences, rights and limitations of the Series A1 Convertible Preferred Stock: :

Stated Value : The stated value per share of preferred stock is $100, subject to increase for accreted dividends.

Voting Rights :  The holders of the preferred stock vote on an as-converted basis together with the holders of our common stock as a single class, except with respect to any increase or decrease in the authorized shares of our common stock, as to which the holders of the preferred stock have no right to vote.

Negative Covenants :  As long as any preferred stock is outstanding, we are prohibited from taking any of the following actions without the consent of a majority of the then outstanding preferred stock voting as a single class with the holders of the Series A Convertible Preferred Stock:

•	change adversely the rights given to the preferred stock;
•	authorize or create any security ranking senior to or otherwise pari passu with the preferred stock;
•	amend our charter documents in any manner that adversely affects any rights of the preferred stock;
•	increase the number of authorized shares of preferred stock’
•	declare or pay any cash dividend or distribution on or purchase or redeem any junior securities; and
•	purchase or redeem any shares of preferred stock other than in accordance with the certificate of designation.
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Dividends : The holders of the preferred stock are entitled to cumulative dividends at the rate per share (as a percentage of the stated value per share) of 6.0% per annum. Dividends accrete to, and increase the outstanding stated value of the preferred stock and compound (i) quarterly on March 31, June 30, September 30 and December 31 and (ii) when and to the extent shares of the preferred stock are converted into common stock.

Voluntary Conversion :  A holder of preferred stock can elect to convert its preferred stock into shares of our common stock at any time.  Each share of preferred stock is convertible into that number of shares of our common stock determined by dividing the stated value of such share of preferred stock (as increased for accreted dividends) by the conversion price.

Conversion Price : The conversion price is $0.20 per share.

Liquidation Preference : The holders of preferred stock are entitled to receive out of our assets, whether capital or surplus, before any distribution or payment shall be made to the holders of our common stock or other junior securities, an amount per share of preferred stock equal to the sum of (i) the stated value of the preferred stock (as increased for accreted dividends), plus (ii) any accrued dividends thereon that have not accreted to the stated value through the date of liquidation, plus (iii) such amount necessary to make the aggregate of all amounts paid with respect to such share of preferred stock equal to an internal rate of return of 30% per annum.

Redemption :  We can redeem the preferred stock at any time after September 23, 2015 by paying cash in an amount equal to the sum of (i) the stated value of the preferred stock, plus (ii) any accrued dividends thereon that have not accreted to the stated value through the date of redemption, plus (iii) such amount necessary to make the aggregate of all amounts paid with respect to such share of preferred stock equal to an internal rate of return of 30% per annum. We must give the holders of the preferred stock at least 30 days advance notice of our intent to redeem the preferred stock and we must honor any conversion of the preferred stock before the redemption date.

The foregoing description is qualified in its entirety by reference to the certificate of amendment to the certificate of designation for the Series A Convertible Preferred Stock and the certificate of designation for the Series A1 Convertible Preferred Stock, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A1 Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Dated: March 14, 2013	By:	/s/ Christopher Dukelow
Christopher Dukelow
Chief Financial Officer

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